EXHIBIT 10.6(b)

AMENDMENT

TO THE

MAIDENFORM BRANDS, INC.

2004 ROLLOVER STOCK OPTION PLAN

WHEREAS, Maidenform Brands, Inc. (the “Corporation”) maintains the Maidenform Brands, Inc. 2004 Rollover Stock Option Plan (the “Plan”);

WHEREAS, pursuant to Section 9 of the Plan, the Board of Directors of the Corporation (the “Board”) reserved the right to amend the Plan; and

WHEREAS, the Board desires to amend the Plan.

NOW, THEREFORE, the Plan is amended, effective as of the date set forth below, as follows:

1.                                       Effective upon stockholder approval of the Corporation’s 2005 Stock Incentive Plan, Section 3 of the Plan is amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, effective upon stockholder approval of the Corporation’s 2005 Stock Incentive Plan, no shares of Common Stock shall be available for issuance under this Plan or be subject to Stock Options.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 6th day of July, 2005.

MAIDENFORM BRANDS, INC.

By:	/s/ Thomas J. Ward
Thomas J. Ward
Title: Chief Executive Officer